
                                  NSAR ITEM 77O

                               VK Enterprise Fund
                               10f-3 Transactions


  UNDERWRITING #           UNDERWRITING                 PURCHASED FROM         AMOUNT OF SHARES        % OF           DATE OF
                                                                                  PURCHASED         UNDERWRITING      PURCHASE


         1           Keebler Foods Company              CS First Boston            380,700             2.350%         01/20/99
                                                        Merrill Lynch
                                                             DLJ
                                                         SBC Warburg
                                                         Lehman Bros


         2           Entercom Communications Corp.      CS First Boston            113,000             0.829%         01/28/99
                                                         BT Alex Brown
                                                         Goldman Sachs

         3           Level 3 Communications Inc.        Salomon Smith Barney        58,800             0.235%         03/03/99
                                                            JP Morgan


Other Firms participating in Underwriting:

UNDERWRITING FOR #1

Credit Suisse First Boston Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorp.
Warburg Dillon Read LLC
Donaldson, Lufkin & Jenrette Securities Corp.
Lehman Brothers Inc
Bear, Stearns & Co. Inc.
Sanford C. Bernstein & Co. Inc
BT Alex Brown Inc.
Burnham Securities Inc.
Everen Securities, Inc
Goldman, Sachs & Co.

Inverned Associates, Inc.
Janney Montgomery Scott Inc.
Mesirow Financial, Inc.
JP Morgan Securities Inc.
Morgan Stanley & Co. Inc
NationsBanc Montgomery Securities
Nesbitt Burns Securities
Preferred Capial Markets, Inc
Prudential Securities Inc
Roinson Humphrey Co.
Salomon Smith Barney Inc.
Charles Schwab & Co. Inc.
Scotia Capital Markets Inc.
Shields & Co.

UNDERWRITING FOR #2

Morgan Stanley Dean Witter
Credit Suisse First Boston
Donaldson, Lufkin & Jenrette


UNDERWRITING FOR #3

Salomon Smith Barney Inc.
Goldman, Sachs & Co.
Credit Suisse First Boston Corp
Merrill Lynch, Pierce, Fenner & Smith Inc
JP Morgan Securities Inc
Morgan Stanley & Co. Inc
BancBoston Robertson Stephens Inc
Bear, Stearns & Co., Inc
Donaldson, Lufkin & Jenrette Securities Corp
Hambrecht & Quist LLC
Lazard Freres & Co. LLC
NationsBanc Montgomery Securities LLC

UNDERWRITING FOR #3

Warburg Dilon Read LLC
Dain Rauscher Wessels
Kirkpatrick, Pettis, Smith, Polian Inc.
The Robinson-Humphrey Co. LLC